EXHIBIT 99.1
Press Release
For further information:
John B. Pelling, III
Vice President – Investor Relations
(708) 498-2013
IR@midwestbank.com
Midwest Banc Holdings, Inc. Reports First Quarter Operating
Earnings of $.17 per share before Previously Announced OTTI Charge
MELROSE PARK, IL—(MARKET WIRE)—April 29, 2008 — Midwest Banc Holdings, Inc. (Nasdaq: MBHI) reported a loss of $.22 per share after the previously announced non-cash $.40 per share impairment charge. Earnings excluding the first quarter non-cash, non-operating impairment charge on the government sponsored entity (GSE) securities would have been $.17 per share. This $.17 is not comparable to prior periods because of previously announced significant transactions which are discussed below.
Overview
“We made a number of changes this quarter to our leadership and financial position which we feel will positively impact Midwest,” stated James J. Giancola, CEO. “We strengthened our team with the addition of our new CFO, JoAnn Lilek. JoAnn has extensive experience in banking having served 23 years at ABNAmro North America and most recently as the CFO for DSC Logistics, a Chicago-based national supply chain management firm. Dan Kadolph, our former CFO, has focused his attention on Risk Management, Audit, Human Resources and Compliance as our newly appointed Chief Administrative Officer. We also announced several significant transactions occurring late this quarter which should positively impact operating results and provide for more normalized reporting going forward. Including the sale of our Bucktown property, the balance sheet repositioning and the additional provision to our reserve we would report $.17 diluted EPS in the first quarter. The non-cash, non-operating impairment charge in our securities portfolio equating to an after-tax cost of $.40 per share result in a reported diluted loss per share of $.22. The recently announced impairment charge required under GAAP on our highest yielding investment-grade GSE securities did not impact our capital position nor will it impact our ability to pay dividends.”
Specifically, Midwest announced these noteworthy items in the first quarter.
•	Appointed JoAnn Sannasardo Lilek to Chief Financial Officer.

•	Appointed Daniel R. Kadolph to Chief Administrative Officer.

•	Sold the Bucktown property for $18.4 million resulting in pre-tax gain of $15.2 million.

•	Prepaid $130.0 million of FHLB advances with a weighted average rate of 4.9%; Midwest expects the replacement borrowings will cost approximately 2.5% with a 10 year term and callable within one to two years. The penalty associated with this prepayment was $7.1 million pre-tax.

•	Charged-off $10.8 million relating to the LPC, eliminating a substantial portion of the specific allowance associated with this credit. Several positive court findings and a settlement agreement with a municipality provided additional clarity on collateral values related to this credit.

•	Recorded a provision for loan losses of $5.4 million; March 31, 2008 allowance for loan losses to loans was .82%.

•	Reduced $70 million term loan to $55 million by converting $15 million of this senior credit facility into subordinated debt; March 31, 2008 risk based capital ratio of 10.6%

•	Recognized a non-cash, non-operating impairment charge of $17.6 million pre-tax for the impairment of certain Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”) preferred securities.

•	Joined the STAR Allpoint/STARsf network providing Midwest customers access to 32,000 surcharge-free ATMs nationwide and over 1,000 ATMs in the Chicagoland area.
The carrying cost of the previously disclosed Large Problem Credit continues to have a substantial negative impact on earnings, reducing net income by approximately $.05 per diluted share in the first quarter of 2008. Adjusting for non-recurring items Midwest estimates run-rate earnings per share going into the second quarter 2008 to be $.10 to $.12. This estimate will increase or decrease based primarily on loan and deposit growth and spread.
Loan Portfolio
Average loans increased by $7 million, from the fourth quarter of 2007 to the first quarter of 2008. There were approximately $42 million of pay-offs in the commercial real estate (CRE) portfolio. Midwest also sold approximately $14 million of loans, net, in order to maintain internal lending limits of $25 million and to help manage its overall credit risk. In addition, loans were reduced by the $10.8 million charge-off related to the LPC.
Through the two recent acquisitions of Royal American and Northwest Suburban, Midwest has significantly changed the mix of its loan portfolio. At December 31, 2004, the loan portfolio was approximately 25% construction and 17% commercial. At March 31, 2008, construction represented approximately 18% of the portfolio while commercial loans have increased to approximately 19%. When owner-occupied CRE loans are added to the commercial loan total, the concentration of commercial loans in 2008 increased to 42%.

Loan Composition – Collateral-Based Method	12/31/2004		3/31/2008
	($ in 000s)	% of Total	($ in 000s)	% of Total
1-4 Family Loans	$126,047	11.5	$270,203	10.9
Commercial & Multifamily Real Estate Loans	411,535	37.5	1,096,342	44.5	*

Real Estate Loans	537,582	49.0	1,366,545	55.4
Construction & Development Loans	270,836	24.7	435,748	17.7
Home Equity Loans	100,322	9.1	196,109	7.9
Other Consumer Loans	4,377	0.4	9,521	0.4

Consumer Loans	104,699	9.5	205,630	8.3
Commercial Loans	184,558	16.8	460,085	18.6

Total Gross Loans ($000)	$1,097,675	100.0	$2,468,008	100.0

*	$576 million, or 53%, of the CRE portfolio is owner-occupied. The Bank did not monitor the owner-occupied portion of CRE in 2004, but it was estimated to be a small portion of the total in 2004. The largest portion of loans in this category was acquired in the Royal American and Northwest Suburban acquisitions.

Net Interest Margin
Midwest experienced continued downward pressure on its net interest margin which declined 11 basis points from the prior quarter to 2.82% on a fully taxable equivalent basis. The average prime rate decreased 1.32% during the quarter. Approximately 26% of Midwest’s earning assets, mainly loans tied to the prime rate, re-price immediately when interest rates change while only 9% of the interest bearing liabilities reset immediately. The latter figure does not include core deposits which can be re-priced at management’s discretion. Therefore, in a falling rate environment Midwest’s margin comes under pressure. As rates continued to decline in the first quarter, Midwest’s earning asset yield fell .53% while the interest bearing fund costs declined .45%. The repositioning of the FHLB advances will have a positive impact on margin in the second quarter.
Loan Quality
Midwest made the determination, effective March 31, 2008, to charge-off $10.8 million relating to the LPC. This charge-off had the effect of eliminating a substantial portion of the specific loan loss allowance previously allocated to this credit. Net outstandings for the LPC are $18.2 million and represent 39% of our total nonaccrual loans at March 31, 2008. As previously reported, the borrower’s corporate entities have filed for protection under chapter 11 of the Bankruptcy Code. Midwest continues to aggressively pursue collection through the court system and the liquidation of collateral to pay down these loans. Recent developments have confirmed Midwest’s valuation estimates. Midwest expects to see a reduction of approximately $5 to $8 million in the remaining $18.2 million outstanding during the second quarter.
Total nonaccrual loans to total loans declined from 1.99% at the end of the fourth quarter to 1.90% at March 31 mostly due to the charge-off of $10.8 million related to the LPC. Excluding the LPC, nonaccrual loans increased by approximately $7.5 million. A majority of the increase to nonaccrual loans was due to a participated loan to a developer for a condominium development of which approximately one-third of the units have been sold and closed. Additional closings are expected in the second quarter. There were no loans over 90 days past due but accruing at March 31, 2008. Other real estate owned (OREO) increased slightly from year end. Loan delinquencies 30-89 days were .82% of loans at March 31, 2008 up from .48% at December 31, 2007. Approximately half the increase were administrative and not credit related issues. Total nonperforming assets to loan-related assets, were 2.00% at quarter-end compared to 2.08% at year end and 2.26% at March 31, 2007.
The allowance for loan losses declined by $6.4 million in the first quarter of 2008 and was .82% of loans outstanding at quarter end compared to 1.08% of loans outstanding at year end. Net charge-offs for the first quarter of 2008 were $11.8 million or 1.93% of average loans, up from $2.3 million or .37% of loans in the fourth quarter. Charge-offs excluding the LPC were $1.0 million or 0.17% of loans. The LPC charge-off was already in the specific reserve. The first quarter 2008 provision for loan losses was $5.4 million, reflecting management’s updated assessments of impaired loans and concerns about continued deterioration of economic conditions.

Noninterest Income
Noninterest income on a linked quarter basis was flat excluding the sale of the Bucktown property and the impairment charge. Excluding these two items noninterest income for March 31, 2008 would have been $4.2 million, approximately the same as the previous quarter. While average deposits declined by 3%, or $65 million, service charges on deposits increased slightly from the previous quarter. Trust income decreased by 12% during the quarter, while insurance and brokerage commissions increased by 15%.
Noninterest Expense
On a linked-quarter basis, noninterest expenses in the first quarter of 2008 were up by $7.2 million. This increase was largely attributed to the prepayment penalty of $7.1 million related to the FHLB advances. Absent the prepayment penalty and merger related charges, noninterest expense in the first quarter would have been $21.4 million compared to $20.1 million in the fourth quarter, or up 6.4%. The 12% increase in salaries and benefits includes an increase of $350 thousand in first quarter payroll taxes, $91 thousand in severance payments and $224 thousand in non-recurring charges.
Midwest’s projected effective tax rate for 2008 is 25-27%.
Securities Portfolio and Balance Sheet Management
Midwest’s $770 million investment securities portfolio is held primarily to assist with liquidity management and is an important component of its interest rate risk management. In managing the securities portfolio Midwest does not take credit risk or invest in exotic investment products. Midwest has no sub-prime or Alt-A mortgage backed securities. All of the $329.3 million in mortgage-backed securities are agency issued, AAA-rated, and are either pass-throughs or CMOs. At March 31, 2008, the ratings of Midwest’s securities portfolio were: AAA 85%; AA 13%; and A 2%.
At March 31, 2008, Midwest recognized a previously announced other-than-temporary impairment (OTTI) of certain FNMA and FHLMC preferred securities, with a cost basis of $85.1 million which resulted in a pre-tax, non-cash charge of $17.6 million. Previously, Midwest recognized the decline in market value of these GSE securities directly in shareholders’ equity, through comprehensive income. Accordingly, the current charge reclassifies the amount to the statement of income. Shareholders’ equity is unchanged. This OTTI charge conforms with accounting guidance established by the FASB and the SEC. The securities, however, are considered investment grade and are rated AA by S&P and Moodys. Midwest continues to maintain a high-quality investment securities portfolio, and it has no direct exposure to the risks arising from the effects of the current sub-prime mortgage crisis.
Midwest has a portfolio of bank owned life insurance that had a cash surrender value (CSV) of $82 million at March 31, 2008. The income from increases in CSV was $858,000 in the first quarter of 2008.
At March 31, 2008, Midwest had $906.5 million of funding from various borrowing sources to complement its $2.4 billion in deposits. Overall, the issues of “tight credit” and liquidity concerns that have challenged some financial institutions have not been a significant issue for Midwest.
Midwest has an aggressive program of modeling the interest rate risk inherent in its balance sheet including simulating various scenarios of market rate changes. At March 31, 2008, Midwest’s position is slightly asset sensitive due to a concentration of prime-based commercial loans. Over a 12-month period, however, the impact to earnings from changes in interest rates, either up or down, is minimal.
Financial Highlights
On October 1, 2007, Midwest Banc Holdings, Inc. acquired Northwest Suburban Bancorp, Inc. Special merger-related charges were $1.3 million in the fourth quarter 2007 and $114,000 in the first quarter of 2008. Therefore, comparisons involving prior periods may be affected by these merger-related charges.
Earnings
•	Diluted earnings (loss) per share was ($.22) for first quarter 2008
▪	Compared to $.14 for fourth quarter 2007

▪	Compared to $.18 for first quarter 2007
•	Net income (loss) was ($5.4) million for first quarter 2008
▪	Compared to $4.2 million for fourth quarter 2007

▪	Compared to $4.4 million for first quarter 2007
•	Net interest margin was 2.82% for first quarter 2008
▪	Compared to 2.93% for fourth quarter 2007

▪	Compared to 3.01% for first quarter 2007
•	Top line revenue was $24.0 million for first quarter 2008
▪	Compared to $27.4 million for fourth quarter 2007

▪	Compared to $22.8 million for to first quarter 2007
•	Efficiency ratio was 66% for first quarter 2008
▪	Compared to 73% for fourth quarter 2007

▪	Compared to 70% for first quarter 2007
Loans and Loan Quality
•	Loans in first quarter increased
▪	$7 million on an average balance basis compared to fourth quarter 2007
•	Annualized net charge-off rate was 1.92% for first quarter 2008
▪	Compared to .37% for fourth quarter 2007

▪	Compared to (.03%) for first quarter 2007
•	Annualized net charge-off rate excluding the LPC was 0.17% for first quarter 2008
▪	Compared to .37% for fourth quarter 2007

▪	Compared to (.03%) for first quarter 2007
•	Nonaccrual loans at March 31, 2008 were $46.9 million or 1.90% of loans
▪	Compared to 1.99% at December 31, 2007

▪	Compared to 2.14% at March 31, 2007

•	Nonperforming assets at March 31, 2008 were $49.4 million, or 2.00% of loan-related assets
▪	Compared to 2.08% at December 31, 2007

▪	Compared to 2.26% at March 31, 2007
•	Allowance for loan losses at March 31, 2008 was .82% of loans
▪	Compared to 1.08% at December 31, 2007

▪	Compared to 1.23% at March 31, 2007
•	Allowance for loan losses to nonaccrual loans was 43% at March 31, 2008
▪	Compared to 54% at December 31, 2007

▪	Compared to 58% at March 31, 2007
•	Delinquencies 30-89 days to loans were .82% at March 31, 2008
▪	Compared to .48% at December 31, 2007

▪	Compared to .48% at March 31, 2007
Capital Ratios
•	Capital ratios at March 31, 2008

▪ Tier 1 risk-based	9.33%
▪ Total risk-based	10.61%
▪ Tier 1 leverage	7.47%
▪ Equity to assets	10.22%
Performance Metrics
•	Performance metrics before OTTI & Merger-related charges for first quarter 2008

▪ Diluted earnings per share	$.17
▪ Net income	$5.6 million
▪ Return on average assets	.61%
▪ Return on average equity	5.90%
Additional financial data are contained in the accompanying statements, tables and schedules.

Hosting a Conference Call
Midwest will conduct a conference call to discuss these results on April 30, 2008, at 11:00 A.M. eastern/10:00 A.M. central.
The webcast and call will be hosted by members of management. A brief discussion of quarterly results and trends will be followed by questions from investors and analysts invited to participate in the interactive portion of the discussion.
Interested parties wishing to participate in the interactive portion of the call can dial in to 800-860-2442 or +1 412-858-4600 for international calls. The live webcast can be accessed at www.midwestbanc.com and will be available for replay on that website. The audio replay may be accessed through May 7, 2008 at 877-344-7529 or +1 412-317-0088. The replay passcode is 418074.
Franchise
Midwest Banc Holdings, Inc., with $3.7 billion in assets, provides a wide range of retail and commercial banking services, personal and corporate trust services, securities services and insurance brokerage services in the greater Chicago area. Midwest has 29 banking offices and operates 31 ATMs. On January 1, 2008, Midwest joined the STAR Allpoint/STARsf network. Midwest customers now have access to 32,000 surcharge-free Allpoint/STARsf ATMs nationwide, with over 1,000 ATMs in the Chicagoland area. The principal operating subsidiaries of Midwest Banc Holdings, Inc. are Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc.
Information on Midwest’s products and services and locations is available at: www.midwestbanc.com
Forward-Looking Statements
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”
# # #

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Income Statement Data:
Net income	$(5,416)	$4,222	$4,836	$5,107	$4,412

Per Share Data:
Basic and diluted earnings	$(.22)	$.14	$.20	$.21	$.18
Cash dividends declared	.13	.13	.13	.13	.13
Book value	12.14	11.94	11.69	11.55	11.76
“If converted” book value(10)	12.41	12.23	11.69	11.55	11.76
Tangible book value(1)	5.79	5.56	8.02	7.91	8.12
“If converted” tangible book value(1)(10)	6.65	6.44	8.02	7.91	8.12
Stock price at period end	12.78	12.42	14.77	14.50	17.71
Average stock price	11.17	13.34	14.54	16.35	20.25

Share Data:
Common shares outstanding – at period end	27,839	27,804	24,406	24,547	24,705
Basic — average	27,838	27,895	24,454	24,638	24,693
Diluted — average	27,838	28,043	24,647	24,828	24,950

Selected Financial Ratios:
Return on average assets	(.59)%	.45%	.64%	.68%	.60%
Return on average equity	(5.69)	4.80	6.75	7.07	6.20
Net interest margin (tax equivalent)	2.82	2.93	3.10	3.05	3.01
Efficiency ratio(2)(3)	66	73	64	66	70
Dividend payout ratio	N/M	91	67	64	74
Loans to deposits at period end	103	101	101	96	97
Loans to assets at period end	66	67	66	66	65
Equity to assets at period end	10.22	10.16	9.41	9.38	9.75
Tangible equity to tangible assets at period end(1)(4)	5.75	5.62	6.65	6.62	6.94
Tier 1 capital to risk-weighted assets	9.33	9.21	11.42	11.76	12.02
Total capital to risk-weighted assets	10.61	10.17	12.52	12.81	13.10
Tier 1 leverage ratio	7.47	7.33	8.99	9.13	9.38

Full time equivalent employees	543	539	460	489	491

Balance Sheet Data:
Total earning assets	$3,298,143	$3,266,461	$2,750,334	$2,698,762	$2,685,977
Average earning assets	3,276,965	3,301,501	2,736,154	2,731,527	2,665,044
Average assets	3,686,269	3,721,444	3,020,254	3,013,039	2,966,039
Average loans	2,459,830	2,453,292	1,989,119	1,961,437	1,946,460
Average securities	765,966	808,774	698,541	726,534	677,001
Average deposits	2,415,385	2,480,831	2,022,709	2,021,256	1,995,721
Tangible shareholders’ equity(1)	204,295	197,713	195,790	194,138	200,711
Average equity	382,603	348,639	284,231	289,760	288,783
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Interest Income
Loans	$40,806	$44,598	$37,566	$36,822	$36,058
Loans held for sale	—	—	11	48	30
Securities
Taxable	9,060	9,886	8,611	8,729	7,563
Exempt from fed income taxes	598	645	462	462	700
Dividends from FRB and FHLB stock	183	158	227	226	228
Short-term investments	148	150	297	205	187

Total interest income	50,795	55,437	47,174	46,492	44,766

Interest Expense
Deposits	19,089	21,577	18,634	18,582	17,899
Federal funds purchased	815	673	64	393	699
Securities sold under repurchase agreements	3,178	3,443	3,137	2,563	2,159
Advances from the FHLB	3,482	3,811	3,640	3,670	3,648
Junior subordinated debentures	1,045	1,325	1,334	1,315	1,301
Notes payable	970	1,352	18	—	—

Total interest expense	28,579	32,181	26,827	26,523	25,706

Net interest income	22,216	23,256	20,347	19,969	19,060
Provision for loan losses	5,400	1,410	1,800	1,036	645

Net interest income after provision for loan losses	16,816	21,846	18,547	18,933	18,415
Noninterest Income
Service charges on deposit accounts	1,963	1,953	1,535	1,575	1,634
Gains (losses) on securities transactions	12	9	6	31	(14)
Impairment charge on securities	(17,586)	—	—	—	—
Gains on sale of loans	—	1	41	225	176
Insurance and brokerage commissions	560	488	685	541	573
Trust	449	508	453	503	393
Increase in CSV of life insurance	858	871	736	703	753
Gain on sale of property	15,196	—	—	—	—
Other	338	331	244	318	205

Total noninterest income	1,790	4,161	3,700	3,896	3,720

Noninterest Expenses
Salaries and employee benefits	13,040	11,665	9,740	10,363	10,447
Occupancy and equipment	2,899	2,740	2,362	2,190	2,190
Professional services	1,538	1,857	1,297	1,108	1,208
Marketing	576	614	538	478	679
Foreclosed properties	5	(2)	4	7	25
Loss on extinguishment of debt	7,121	—	—	—	—
Amortization of intangible assets	625	644	409	409	456
Merger related charges	114	1,333	—	(21)	—
Other	2,691	2,574	1,895	2,110	2,076

Total noninterest expenses	28,609	21,425	16,245	16,644	17,081

Income before income taxes	(10,003)	4,582	6,002	6,185	5,054
Provision (benefit) for income taxes	(4,587)	360	1,166	1,078	642

Net Income	$(5,416)	$4,222	$4,836	$5,107	$4,412

Net Income available to common shareholders	$(6,251)	$4,018	$4,836	$5,107	$4,412

Basic and diluted earnings per share	$(.22)	$.14	$.20	$.21	$.18

Cash dividends declared per share	$.13	$.13	$.13	$.13	$.13

Top line revenue (5)	$24,006	$27,417	$24,047	$23,865	$22,780
Noninterest income to top line revenue	7%	15%	15%	16%	16%
See footnotes at end of statements, tables and schedules.

Balance Sheet
Midwest Banc Holdings, Inc.
(In thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Assets
Cash	$71,080	$70,111	$46,963	$53,832	$64,153
Short-term investments	31,415	14,388	17,241	8,861	24,485
Securities available-for-sale	737,089	710,881	660,986	639,087	639,985
Securities held-to-maturity	32,674	37,601	40,978	42,110	43,562

Total securities	769,763	748,482	701,964	681,197	683,547
Federal Reserve and FHLB stock, at cost	29,264	29,264	23,683	23,683	23,592
Loans held for sale	—	—	—	2,349	3,740
Loans	2,467,701	2,474,327	2,007,446	1,982,672	1,950,613
Allowance for loan losses	(20,344)	(26,748)	(24,879)	(23,724)	(24,028)

Net loans	2,447,357	2,447,579	1,982,567	1,961,298	1,926,585
Cash value of life insurance	82,024	81,166	67,412	66,676	65,973
Premises and equipment	38,232	41,821	22,468	22,489	22,282
Other real estate owned	2,527	2,220	2,246	2,312	2,403
Goodwill and other intangibles	176,861	177,451	89,443	89,437	89,788
Other	81,923	80,300	78,578	112,510	74,083

Total assets	$3,730,446	$3,692,782	$3,032,565	$3,022,294	$2,980,631

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest-bearing	$313,727	$321,317	$246,153	$256,152	$247,548
Interest-bearing	2,090,985	2,136,831	1,748,774	1,801,690	1,759,452

Total deposits	2,404,712	2,458,148	1,994,927	2,057,842	2,007,000
Federal funds purchased	184,500	81,000	12,000	29,000	7,000
Securities sold under repurchase agreements	394,764	283,400	317,118	282,037	251,070
FHLB advances	190,000	323,439	319,925	269,911	319,897
Junior subordinated debentures	60,741	60,724	65,861	65,845	65,828
Notes payable	76,500	72,500	2,500	—	—
Other	38,073	38,407	35,001	34,084	39,337

Total liabilities	3,349,290	3,317,618	2,747,332	2,738,719	2,690,132

Shareholders’ Equity

Preferred equity	43,125	43,125	—	—	—
Common equity	336,877	345,956	295,807	295,436	295,614
Accumulated other comprehensive income (loss)	1,154	(13,917)	(10,574)	(11,861)	(5,115)

Total shareholders’ equity	381,156	375,164	285,233	283,575	290,499

Total liabilities and shareholders’ equity	$3,730,446	$3,692,782	$3,032,565	$3,022,294	$2,980,631

Loan Portfolio Composition – Source of Repayment

	March 31, 2008		December 31, 2007 *
	($ in millions)	% of Total	($ in millions)	% of Total
Commercial	$1,060	43	$1,080	44
Construction	448	18	464	19
Commercial real estate	658	27	628	25
Consumer	157	6	153	6
Residential mortgage	145	6	150	6

Total loans, gross	$2,468	100	$2,475	100

*	Amounts have been reclassified to conform to current period presentation.

Balance Sheet Comparison
Midwest Banc Holdings, Inc.
(In thousands)
     The following table sets forth the changes in the balance sheet at March 31, 2008 compared to March 31, 2007 excluding the Northwest Suburban acquisition on October 1, 2007.

				Northwest	Excluding Northwest
	March 31,			Suburban	Suburban Acquisition
	2008	2007	$ Change	Acquisition(a)	$ Change	% Change
	(Dollars in thousands)
Assets
Cash and cash equivalents(b)	$102,495	$88,638	$13,857	$3,342	$10,515	12%
Securities available-for-sale	737,089	639,985	97,104	57,597	39,507	6
Securities held-to-maturity	32,674	43,562	(10,888)	—	(10,888)	(25)

Total securities	769,763	683,547	82,216	57,597	28,619	4
Fed Res and FHLB stock, at cost	29,264	23,592	5,672	1,503	4,169	18
Loans held for sale	—	3,740	(3,740)	—	(3,740)	(100)
Loans	2,467,701	1,950,613	517,088	439,249	77,839	4
Allowance for loan loss	(20,344)	(24,028)	3,684	(2,767)	6,451	(27)

Net loans	2,447,357	1,926,585	520,772	436,482	84,290	4
Cash surrender value of life insurance	82,024	65,973	16,051	12,884	3,167	5
Premises and equipment	38,232	22,282	15,950	19,279	(3,329)	(15)
Foreclosed properties	2,527	2,403	124	—	124	5
Core deposit and other intangibles, net	16,454	10,163	6,291	8,061	(1,770)	(17)
Goodwill	160,407	79,625	80,782	80,550	232	—
Other	81,923	74,083	7,840	7,914	(74)	—

Total assets	$3,730,446	$2,980,631	$749,815	$627,612	$122,203	4%

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing	$313,727	$247,548	$66,179	$65,299	$880	—%
Interest-bearing	2,090,985	1,759,452	331,533	405,361	(73,828)	(4)

Total deposits	2,404,712	2,007,000	397,712	470,660	(72,948)	(4)
Federal funds purchased	184,500	7,000	177,500	6,170	171,330	2,448
Securities sold under agreements to repurchase	394,764	251,070	143,694	—	143,694	57
FHLB advances	190,000	319,897	(129,897)	3,500	(133,397)	(42)
Junior subordinated debentures	60,741	65,828	(5,087)	10,310	(15,397)	(23)
Notes payable	76,500	—	76,500	75,000	1,500	100
Other	38,073	39,337	(1,264)	6,982	(8,246)	(21)

Total liabilities	3,349,290	2,690,132	659,158	572,622	85,536	3

Shareholders’ Equity

Preferred equity	43,125	—	43,125	—	43,125	100
Common equity	336,877	295,614	41,263	54,990	(13,727)	(5)
Accumulated other comprehensive income (loss)	1,154	(5,115)	6,269	—	6,269	123

Total shareholders’ equity	381,156	290,499	90,657	54,990	35,667	12

Total liabilities and shareholders’ equity	$3,730,446	$2,980,631	$749,815	$627,612	$122,203	4%

(a)	Includes fair value adjustments.

(b)	Northwest Suburban Acquisition column includes cash and cash equivalents acquired through Northwest Suburban of $10,066 less cash paid for acquisition of $81,163, capitalized costs of $414, costs relating to the registration statement of $147, and $75,000 borrowing.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Three Months Ended
	March 31, 2008		December 31, 2007		March 31, 2007
	Average	Average	Average	Average	Average	Average
	Balance	Balance	Balance	Rate	Balance	Rate
Interest-Earning Assets:
Short-term investments	$21,939	2.70%	$11,627	5.19%	$15,987	4.68%
Securities:
Taxable(6)	704,119	5.43	742,114	5.61	603,622	5.37
Exempt from federal income taxes(6)	61,847	5.95	66,660	5.96	73,379	5.87

Total securities	765,966	5.48	808,774	5.64	677,001	5.44
FRB and FHLB stock	29,230	2.50	27,808	2.27	23,592	3.87
Loans held for sale	—	—	—	—	2,004	5.99
Loans (6)(8)(9)	2,459,830	6.65	2,453,292	7.29	1,946,460	7.44

Total interest-earning assets	$3,276,965	6.31%	$3,301,501	6.84%	$2,665,044	6.88%

Noninterest-Earning Assets:
Cash	$55,634		$57,080		$71,088
Premises and equipment	41,325		41,521		22,004
Allowance for loan losses	(27,287)		(26,924)		(24,907)
Other	339,632		348,266		232,810

Total noninterest-earning assets	409,304		419,943		300,995

Total assets	$3,686,269		$3,721,444		$2,966,039

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$217,515	1.37%	$218,213	1.80%	$163,108	1.79%
Money-market demand and savings account	411,091	1.78	439,720	2.48	378,039	2.59
Time deposits less than $100,000	847,467	4.36	827,332	5.05	731,217	4.73
Time deposits of $100,000 or more	622,805	4.68	664,327	4.47	466,924	5.21
Public funds	—	—	—	—	—	—

Total interest-bearing deposits	2,098,878	3.64	2,149,592	4.02	1,739,288	4.12
Borrowings:
Fed funds purch & repurchase agreements	402,774	3.97	368,073	4.47	256,322	4.46
FHLB advances	315,158	4.42	323,433	4.71	319,890	4.56
Junior subordinated debentures	60,733	6.88	66,935	7.92	65,820	7.91
Notes payable	76,368	5.08	82,717	6.54	—	—

Total borrowings	855,033	4.44	841,158	5.04	642,032	4.88

Total interest-bearing liabilities	$2,953,911	3.87%	$2,990,750	4.32%	$2,381,320	4.32%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$316,507		$331,239		$256,433
Other liabilities	33,248		50,816		39,503

Total noninterest-bearing liabilities	349,755		382,055		295,936

Shareholders’ equity	382,603		348,639		288,783

Total liabilities and shareholders’ equity	$3,686,269		$3,721,444		$2,966,039

Net interest margin (tax equivalent)(6)(10)		2.82%		2.93%		3.01%
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Loan Quality

Nonaccrual loans	$46,916	$49,173	$44,681	$43,588	$41,679

Foreclosed properties	$2,527	$2,220	$2,246	$2,312	$2,403

Nonperforming assets	$49,443	$51,393	$46,927	$45,900	$44,082

90+ days past due and accruing	$—	$—	$—	$608	$25

Loans	$2,467,701	$2,474,327	$2,007,446	$1,982,672	$1,950,613

Loan-related assets	$2,470,228	$2,476,547	$2,009,692	$1,984,984	$1,953,016

Nonaccrual loans to loans	1.90%	1.99%	2.23%	2.20%	2.14%

Nonperforming assets to loan-related assets	2.00%	2.08%	2.34%	2.31%	2.26%

Allowance for Loan Losses
Beginning balance	$26,748	$24,879	$23,724	$24,028	$23,229
Bank acquisition	—	2,767	—	—	—
Provision for loan losses	5,400	1,410	1,800	1,036	645
Net chargeoffs (recoveries)
Large Problem Credit	10,774	—	—	—	—
From remainder of portfolio	1,030	2,308	645	1,340	(154)

	11,804	2,308	645	1,340	(154)

Ending balance	$20,344	$26,748	$24,879	$23,724	$24,028

Net chargeoffs (recoveries) to average loans
Total	1.93%	.37%	.13%	.27%	(.03)%
Without Large Problem Credit	.17%	.37%	.13%	.27%	(.03)%

Delinquencies 30 – 89 days to average loans	.82%	.48%	.49%	.63%	.48%

Allowance for loan losses to
Loans at period end	.82%	1.08%	1.24%	1.20%	1.23%
Nonaccrual loans	43%	54%	56%	54%	58%

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)
(1)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Shareholders’ equity	$381,156	$375,164	$285,233	$283,575	$290,499
Core deposit intangible and other intangibles	16,454	17,044	9,586	9,812	10,163
Goodwill	160,407	160,407	79,857	79,625	79,625

Tangible shareholders’ equity	$204,295	$197,713	$195,790	$194,138	$200,711

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Total assets less goodwill and net core deposit intangible and other intangibles.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Total assets	$3,730,446	$3,692,782	$3,032,565	$3,022,294	$2,980,631
Core deposit intangible and other intangibles	16,454	17,044	9,586	9,812	10,163
Goodwill	160,407	160,407	79,857	79,625	79,625

Tangible assets	$3,553,585	$3,515,331	$2,943,122	$2,932,857	$2,890,843

(5)	Includes net interest income and noninterest income.

(6)	Adjusted for 35% tax rate and adjusted for the dividends-received deduction where applicable.

(7)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(8)	Includes loan fees.

(9)	Reconciliation of reported net interest income to tax equivalent net interest income.

	For the Three Months Ended,
	March 31,	December 31,	March 31,
	2008	2007	2007
Net interest income	$22,216	$23,256	$19,060
Tax equivalent adjustment to net interest income	892	960	979

Net interest income, tax equivalent basis	$23,108	$24,216	$20,039

(10)	Reconciliation of common equity to shareholders’ equity.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Preferred equity	$43,125	$43,125	$—	$—	$—
Common equity	338,031	332,039	285,233	283,575	290,499

Shareholders’ equity	$381,156	$375,164	$285,233	$283,575	$290,499

Reconciliation of tangible common equity to tangible shareholders’ equity.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Preferred equity	$43,125	$43,125	$—	$—	$—
Tangible common equity	161,170	154,588	195,790	194,138	200,711

Tangible shareholders’ equity	$204,295	$197,713	$195,790	$194,138	$200,711

Reconciliation of common shares outstanding at period end to “if converted” shares outstanding.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Common shares outstanding	27,839	27,804	24,406	24,547	24,705
Resulting common shares if preferred shares were converted	2,875	2,875	—	—	—

“If converted” shares outstanding	30,714	30,679	24,406	24,547	24,705